Rockwell Collins Announces Pricing of Senior Notes Offering
CEDAR RAPIDS, Iowa (March 28, 2017) - Rockwell Collins, Inc. (NYSE: COL) (“Rockwell Collins” or the “Company”) today announced that on March 28, 2017 it priced a public offering of senior notes in a combined aggregate principal amount of $4.65 billion. The Notes will be issued in five tranches: $300 million of 1.950% Notes due 2019 (the “2019 Notes”), $1.1 billion of 2.800% Notes due 2022 (the “2022 Notes”), $950 million of 3.200% Notes due 2024 (the “2024 Notes”), $1.3 billion of 3.500% Notes due 2027 (the “2027 Notes”) and $1.0 billion of 4.350% Notes due 2047 (the “2047 Notes” and, together with the 2019 Notes, the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes, the “Notes”).
The net proceeds of the offering will be used principally to finance a portion of the consideration for the Company’s previously announced acquisition of B/E Aerospace, Inc. (the “B/E Aerospace Acquisition”), which is expected to close Spring 2017. If the B/E Aerospace Acquisition is not completed on or prior to October 21, 2017, or the merger agreement relating to the B/E Aerospace Acquisition is terminated prior to such date, Rockwell Collins will redeem all outstanding 2022 Notes, 2024 Notes, 2027 Notes and 2047 Notes. The 2019 Notes are not subject to the special redemption. In such event, Rockwell Collins will use the net proceeds of the offering of the 2019 Notes to repay a portion of its outstanding short-term commercial paper borrowings. The Notes are unsecured and rank equally with all existing and future unsecured and unsubordinated debt of Rockwell Collins. The offering is expected to close on or about April 10, 2017, subject to the satisfaction of customary closing conditions.
The offering is being made pursuant to an effective registration statement filed by Rockwell Collins with the Securities and Exchange Commission on March 16, 2017. J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers across all five tranches of the Notes. Credit Agricole CIB is acting as a joint book-running manager with respect to the 2022 Notes and the 2027 Notes and Mizuho Securities is acting as a joint book-running manager with respect to the 2024 Notes and the 2047 Notes.
The offering may be made only by means of a prospectus and related prospectus supplement. Potential purchasers of the Notes can obtain copies of the prospectus and related prospectus supplement from J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by calling (212) 834-4533; Citigroup Global Markets Inc., at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (800) 831-9146 or emailing prospectus@citi.com; Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, or by calling toll-free (800) 645-3751; Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: Fixed Income Syndicate, or by calling toll-free (866) 807-6030; or Mizuho Securities USA Inc., 320 Park Avenue, New York, NY 10022, Attention: Debt Capital Markets, or by calling toll-free (866) 271-7403.

This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Rockwell Collins
Rockwell Collins is a pioneer in the development and deployment of innovative communication and aviation electronic solutions for both commercial and government applications. Our expertise in flight deck avionics, cabin electronics, mission communications, simulation and training and information management services is delivered by a global workforce, and a service and support network that crosses more than 150 countries.
Safe Harbor Statement
This document contains statements, including statements regarding certain projections, business trends, and the proposed acquisition of B/E Aerospace that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to risk that one or more closing conditions to the acquisition of B/E Aerospace, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals; risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof and the Company assumes no obligation to update any forward-looking statement.